Exhibit 5.2

INTERNAL REVENUE SERVICE                              DEPARTMENT OF THE TREASURY
P.O. BOX 2508
CINCINNATI, OH 45201

                                           Employer Identification Number:
Date:  Dec 13, 2000                        25-1799439
                                           DLN:
CONEXANT SYSTEMS INC                        17007207011030
C/O SARAH C. RICHARDS, ESQ.                Person to Contact:
30 ROCKEFELLER PLAZA                        TERRY BATES      ID# 52080
NEW YORK, NY 10112                         Contact Telephone Number:
                                            (877) 829-5500
                                           Plan Name:
                                            CONEXANT SYSTEMS INC
                                           RETIREMENT SAVINGS PLAN
                                           Plan Number: 001
Dear Applicant:

        We have made a favorable determination on your plan, identified above, based on the information supplied. Please keep this letter in your permanent records.

        Continued qualification of the plan under its present form will depend on its effect in operation. (See section 1.401-1(b)(3) of the Income Tax Regulations.) We will review the status of the plan in operation periodically.

        The enclosed document explains the significance of this favorable determination letter, points out some events that may affect the qualified status of your employee retirement plan, and provides information on the reporting requirements for your plan. It also describes some events that automatically nullify it. It is very important that you read the publication.

        This letter relates only to the status of your plan under the Internal Revenue Code. It is not a determination regarding the effect of other federal or local statutes.

        This determination is subject to your adoption of the proposed amendments submitted in your letter dated 12/11/00. The proposed amendments should be adopted on or before the date prescribed by the regulations under Code section 401(b).

        This determination letter is applicable for the amendment(s) executed on 8/13/99.

        This determination letter is applicable for the plan adopted on 11/30/98.

        This plan has been mandatorily disaggregated, permissively aggregated, or restructured to satisfy the nondiscrimination requirements.




                                                              Letter 835 (DO/CG)

CONEXANT SYSTEMS, INC.                -2-




        This plan satisfies the nondiscriminatory current availability requirements of section l.40l(a)(4)-4(b) of the regulations with respect to those benefits, rights, and features that are currently available to all employees in the plan's coverage group. For this purpose, the plan's coverage group consists of those employees treated as currently benefiting for purposes of demonstrating that the plan satisfies the minimum coverage requirements of section 410(b) of the Code.

        This plan also satisfies the requirements of section 1.401(a)(4)-4(b) of the regulations with respect to the specific benefits, rights, or features for which you have provided information.

        This letter considers the changes in qualification requirements made by the Uruguay Round Agreements Act, Pub. L. 103-465, the Small Business Job Protection Act of 1996, Pub. L. 104-188, the Uniformed Services Employment and Reemployment Rights Act of 1994, Pub. L. 103-353, the Taxpayer Relief Act of 1997, Pub. L. 105-34 and the Internal Revenue Service Restructuring and Reform Act of 1998, Pub. L. 105-206.

        The information on the enclosed Publication 794 is an integral part of this determination. Please be sure to read and keep it with this letter.

        The requirement for employee benefits plans to file summary plan descriptions (SPD) with the U.S. Department of Labor was eliminated effective August 5, 1997. For more details, call 1-800-998-7542 for a free copy of the SPD card.

        We have sent a copy of this letter to your representative as indicated in the power of attorney.

        If you have questions concerning this matter, please contact the person whose name and telephone number are shown above.

                                           Sincerely yours,


                                           /s/    Paul T. Schultz
                                           -----------------------------------
                                           Paul T. Shultz
                                           Director,
                                           Employee Plans Rulings & Agreements


Enclosures:
Publication 794




                                                              Letter 835 (DO/CG)